UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 9, 2019
PayPal Holdings, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-36859	47-2989869
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

2211 North First Street
San Jose, CA 95131
(Address of principal executive offices)

(408) 967-1000
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

The information in this Current Report on Form 8-K is being “furnished” and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, or the Exchange Act, and shall not be incorporated or deemed to be incorporated by reference into any filing by the Company under the Securities Act of 1933 or the Exchange Act, regardless of any general incorporation language contained in such filing, unless otherwise expressly stated in such filing.

Item 2.02 Results of Operations and Financial Condition
Beginning with the first quarter of 2019, PayPal Holdings, Inc. (“PayPal,” the “Company,” “we,” “us,” or “our”) will reclassify certain operating expenses within its consolidated statements of income. Prior period amounts will be reclassified to conform to this presentation in the Company’s Form 10-Q for the quarterly period ended March 31, 2019. These changes have no impact on the Company’s previously reported consolidated net income for prior periods, including total operating expenses, financial position, and cash flows for any periods presented.

The classification changes relate primarily to the combination of costs incurred to develop and operate our Payments Platform into a new caption entitled Technology and development. This new caption includes: (a) costs incurred in operating, maintaining, and enhancing our Payments Platform, including network and infrastructure costs, which were previously classified in the Customer support and operations caption, and (b) costs incurred in developing new and improving existing products, which were previously classified in the Product development caption on the Company's consolidated statements of income. In addition, we are eliminating the presentation of Depreciation and amortization expense as a separate financial statement caption by reclassifying these expenses into financial statement captions aligned with the internal organizations that are the primary beneficiaries of the depreciation and amortization of such assets.

Below are the descriptions of each of the Company's revised operating expense categories:

•	Customer support and operations:

◦	costs incurred in our global customer operations centers, including costs to provide call support to our customers

◦	costs to support our trust and security programs protecting our merchants and consumers and other costs incurred related to the delivery of our products

•	Sales and marketing:

◦	costs incurred for customer acquisition, business development, advertising, and marketing programs

•	Technology and development:

◦
    costs incurred in connection with the development of our Payments Platform, new products and the improvement of our existing products, including the amortization of (i) software and website development costs incurred in developing our Payments Platform which are capitalized and (ii) acquired developed technology

◦	our site operations and other infrastructure costs incurred to support our Payments Platform

•	General and administrative:

◦	costs incurred to provide support to our business, including legal, human resources, finance, risk, compliance, executive, and other support operations

The following tables present the effects of the changes on the presentation of these operating expenses as reflected in the Company's previously reported consolidated statements of income on a basis consistent with generally accepted accounting principles ("GAAP").

	Year ended December 31, 2018
	(unaudited)
	(In millions)
	As Reported	Adjustments	Revised

Transaction expense	$5,581	$—	$5,581
Transaction and loan losses	1,274	—	1,274
Customer support and operations	1,482	(75)	1,407
Sales and marketing	1,313	1	1,314
Product development	1,071	(1,071)	—
Technology and development	—	1,831	1,831
General and administrative	1,451	90	1,541
Depreciation and amortization	776	(776)	—
Restructuring and other charges	309	—	309
Total operating expenses	$13,257	$—	$13,257

	Year ended December 31, 2017
	(unaudited)
	(In millions)
	As Reported	Adjustments	Revised

Transaction expense	$4,419	$—	$4,419
Transaction and loan losses	1,011	—	1,011
Customer support and operations	1,364	(99)	1,265
Sales and marketing	1,128	14	1,142
Product development	953	(953)	—
Technology and development	—	1,740	1,740
General and administrative	1,155	103	1,258
Depreciation and amortization	805	(805)	—
Restructuring and other charges	132	—	132
Total operating expenses	$10,967	$—	$10,967

	Year ended December 31, 2016
	(unaudited)
	(In millions)
	As Reported	Adjustments	Revised

Transaction expense	$3,346	$—	$3,346
Transaction and loan losses	1,088	—	1,088
Customer support and operations	1,267	(109)	1,158
Sales and marketing	969	(3)	966
Product development	834	(834)	—
Technology and development	—	1,547	1,547
General and administrative	1,028	123	1,151
Depreciation and amortization	724	(724)	—
Total operating expenses	$9,256	$—	$9,256

Item 7.01 Regulation FD
The Company has updated its unaudited quarterly and annual GAAP and non-GAAP statements of income for the quarters ended March 31, June 30, September 30 and December 31, 2017 and 2018 and the years ended December 31, 2016, 2017 and 2018 to reflect the reclassification of certain operating expenses, as set forth in Item 2.02 above. These statements and the applicable GAAP to non-GAAP reconciliations are available on the Company’s investor relations website at https://investor.paypal-corp.com/financial_history.cfm.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PayPal Holdings, Inc.
(Registrant)

Date: April 9, 2019	/s/ Brian Y. Yamasaki
Name: Brian Y. Yamasaki
Title: Vice President, Corporate Legal and Secretary